MerueloMaddux Properties, Inc.
Supplemental Information

December 31, 2008

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Fourth Quarter 2008

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Fourth Quarter 2008

Corporate Information

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Fourth Quarter 2008

Company Background

MerueloMaddux Properties, Inc. (MMPI) is a self-managed, full-service real estate company that develops, redevelops, owns and invests in commercial and residential properties located in downtown Los Angeles and other densely populated urban areas in California that are undergoing demographic or economic changes.  We are an experienced real estate company in the Los Angeles metropolitan market. We employ specialists in urban site identification, land planning, design development, architecture, construction oversight, real estate brokerage, financial underwriting, real estate law and property management. Our employees have close working relationships with local and national lending institutions, local government officials and community and labor leaders and are active in the real estate financial and brokerage community in the Los Angeles metropolitan area. We have substantial experience in assembling numerous small land parcels and expediting land development approvals and in project design, construction and management.

We focus on properties that have alternate, more profitable uses achievable through major renovation, redevelopment or development. We are involved in a wide range of project types, including food industry, wholesale market, small tenant industrial and residential properties. These projects are predominantly located in a densely urban, multi-ethnic environment, involve numerous local entitlement, property assemblage and physical challenges and are opportunities frequently overlooked by mainstream institutional investors and developers. We believe we can earn higher risk-adjusted returns on the redevelopment of re-emerging urban markets than on initial development in emerging suburban markets.

We are committed to responsible property investing. Real estate development activity in California historically has been centered around the periphery of established population areas, which has resulted in suburban sprawl and exacerbated economic, social and transportation problems and provoked resistance from businesses, residents and governments. “Smart Growth” and “Transit Oriented Development” are emerging categories of development that feature urban infill projects that meet the demands of urban communities. The advantages of Smart Growth projects include utilizing or upgrading existing infrastructure instead of creating new infrastructure, as well as reducing automobile reliance by locating businesses, customers and employees closer to each other and to existing public transit systems. We pursue Smart Growth projects, Transit Oriented Development and similar projects that have both economic and social benefits.

Most of our projects are located in or around the downtown area of Los Angeles, and all of our projects are in Southern California. Downtown Los Angeles is commonly defined as an area of approximately 350 city blocks, or approximately 2,500 acres, ringed by the U.S. Highway 101/ Santa Ana Freeway on the north, the Los Angeles River on the east, U.S. Interstate 10/Santa Monica Freeway to the south and the State Highway 110/Pasadena Freeway to the west. With approximately 80 acres of land in downtown Los Angeles owned, we believe we are the largest non-government landowner in downtown Los Angeles.

We organized our company as a taxable corporation and own our assets through an operating partnership.

Important note:  We are a development company and experience significant, recurring cash shortfalls.  We would need to generate additional cash of approximately $28.0 million annually to fund such shortfalls.  We have stopped making interest and principal payments on, and therefore are likely in default under, 26 of our 30 loans totaling $266.0 million.  We are currently seeking loan workout agreements with four depository lenders on loans that total approximately $177.8 million. Additionally, we expect to receive a “going concern” opinion from our independent auditors with respect to our audited financial statements to be included in our annual report on Form 10-K for the year ended December 31, 2008.  In order to resolve our liquidity issues, in addition to seeking loan workouts we have reduced our employee base and have suspended all substantial development efforts, except for the funded development activity at our 717 W. Ninth Street project.  We are also examining all feasible strategic alternatives.  Potential strategic alternatives include a voluntary bankruptcy filing under Chapter 11 of the U.S. Bankruptcy code.

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Fourth Quarter 2008

Quarterly Highlights

We are a self-managed, full-service real estate company that develops, redevelops, owns and invests in commercial and residential properties located in downtown Los Angeles and other densely populated urban areas in California that are undergoing demographic or economic changes.

As of December 31, 2008, we had classified 28 of our projects as rental properties and 19 as development projects. Most of the projects are located in or around the downtown area of Los Angeles, and all of the projects are in Southern California.

This Supplemental Operating and Financial Data package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission (SEC).

Legal Activities:
During the third quarter, we successfully concluded litigation to enforce the specific performance of a purchase agreement, dated May 2004, for the purchase of Overland Terminal. Before acquiring this property, we had incurred approximately $3.8 million in acquisition, litigation and other costs. We purchased this property during the third quarter and subsequently sold it during the fourth quarter. We received approximately $4.0 million in incremental net proceeds and recognized a gain on sale of approximately $0.2 million.

Acquisition and Disposition Activities:
In the fourth quarter, we sold Overland Terminal and portions of our projects at both 801 E 7th Street and 905 E 8th Street. We recognized gains on sale from these properties of $0.2 million, $0.2 million and $0.3 million respectively. Overland Terminal was sold for a gross sale price of approximately $19.7 million. We sold most of 801 E 7th Street for approximately $9.5 million and retained approximately 5,500 square foot parking lot. We also sold 816 Stanford Avenue, which is part of the 905 E 8th Street project, for approximately $1.0 million.

Because the preservation of cash is paramount in this challenging economic environment, we decided not to purchase our Gold’s Gym project electing to impair our purchase deposit and other costs of $2.1 million. We do not have any other commitments or obligations relating to this project. Subsequently to year end on January 5, 2009, we purchased and simultaneously sold American Fish. We realized net proceeds on this transaction of approximately $0.3 million and recognized an impairment of $2.0 million during the fourth quarter of 2008.

We did not acquire any property during the fourth quarter.

Development Activities:
Development activity in the fourth quarter was concentrated on the continued construction of our 214 unit luxury apartment tower at 717 W. Ninth Street in downtown Los Angeles.  The thirty-five story structure has been topped out and the glass curtain wall was completed in the fourth quarter.  Interior framing and drywall installation are in progress.  The project is on schedule to be completed by the end of September 2009.  Pre-leasing activities are anticipated to commence Summer 2009.

Leasing Activities:
We completed or renewed a total of 23 commercial and residential leases during the fourth quarter for a total of 46,543 square feet of leased space.  We leased 14 residential units at the Union Lofts project increasing our annualized rent by approximately $0.4 million. As of March 10, 2009, we have leased 46 units or 50% of Union Lofts. In the commercial sector, we signed a new lease with GTPT/Morning Star, which leased 15,500 square feet at the 230 W. Avenue 26 project. The remaining commercial leases were predominantly for produce and food distribution related tenants requiring smaller sized space. During the same period, commercial leases totaling 35,711 square feet expired or were intentionally not renewed by us.  Our annualized cash rental revenue during the quarter increased by approximately $0.3 million or 1.4%.  Our annualized GAAP rental revenue during the quarter increased by approximately $0.3 million or 1.4%.

Our largest lease with American Apparel expired on December 31, 2008. The tenant continues to occupy the leased premises on a month to month basis and has continued to make lease payments. Lease negotiations are ongoing. During 2008, we earned lease revenue and parking income of approximately $3.1 million from this tenant.

Financing Activities:
Subsequent to year end, we did not make interest and principal payments on, and are likely in default under, 26 out of 30 loans with total balances of $266.0 million for the months of February and March 2009.  As of March 11, 2009, we did not make $3.6 million in such interest and principal payments.  We are seeking loan workout agreements with four depository lenders on loans with total balances of $177.8 million.

We reduced our notes payable during the fourth quarter by $20.6 million from $348.8 million to $328.2 million. Our weighted average interest rate also declined by 0.33% from7.47% as of September 30, 2008 to 7.14% as of December 31, 2008. We reduced our notes payable largely from selling two projects: Overland Terminal and 801 E 7th Street. We achieved interest rate improvements by repaying a $15.0 million, 13.0% note secured by Overland Terminal. The Federal Reserve’s actions in lowering its rates also helped to lower some of our prime and LIBOR based notes.
We extended five existing loans during the fourth quarter.  The two loans secured by our Alameda Square and Alameda Produce Market projects, which have a combined balance of $58.8 million, were extended for an additional four months to March 2009.  The Meruelo Wall Street loan of $21.0 million was extended for three years.  A $5.4 million loan secured by our 620 Gladys Avenue project was extended for one year. A $7.0 million loan secured by our Center Village project was extended for one year.

We repaid two loans with proceeds from the sales of our projects at Overland Terminal and 801 E. 7th Street for $15.0 million and $4.4 million, respectively.  In addition, we repaid the $1.0 million loan secured by 2415 E. Washington Boulevard, which matured on November 15, 2008.

Subsequent to year end, our lender agreed to extend our $2.0 million loan secured by our project at 905 8th Street for an additional year to January 15, 2010. We also received the second tranche of $42.0 million from our construction loan at 717 W. 9th Street.

General Market Highlights:
In the industrial marketplace, Cushman & Wakefield reports that, while this market remains the strongest in the country, the vacancy rate for the central Los Angeles market has climbed to 3.3%.  The container volume handled at the combined ports of Los Angeles and Long Beach decreased by 8.5% in 2008. The slowing trade volume, the still struggling housing market and overall recessionary times will continue to dampen demand for industrial product. Cushman & Wakefield believes that these factors will reduce industrial rental rates by 5.0% to 10.0% during 2009.

In the residential sector, Los Angeles County continues to feel the impact of the weakening economy. According to the State of California, Los Angeles County lost 17,800 nonfarm jobs for an annual growth rate of negative 0.4%. The county’s nonfarm unemployment rate increased to 9.5% in December 2008. Downtown Los Angeles has seen a significant slowdown in condominium sales and several condominium buildings have converted temporarily to rentals, creating additional rental market supply in some downtown sub-markets. Accordingly, the apartment vacancy rate for downtown Los Angeles has dropped. Rental rates, however, for one and two bedroom apartments comparable to the Union Lofts are holding steady.

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Fourth Quarter 2008

Investor Information

Principal Corporate Office
MerueloMaddux Properties, Inc.
761 Terminal Street
Building One, 2nd Floor
Los Angeles, California 90021
Phone:       (213) 291-2800
Fax:           (213) 291-2830
www.meruelomaddux.com

Investor Relations	Transfer Agent and Registrar	Stock Market Listing

Andrew Murray	American Stock Transfer & Trust Company	NASDAQ: MMPI
Chief Financial Officer	Phone: 800-937-5449
761 Terminal Street
Building One , 2nd Floor
Los Angeles, CA 90021
Phone: (213) 291-2819
E-mail: amurray@meruelomaddux.com

Board of Directors and Executive Officers
Richard Meruelo	Chairman and Chief Executive Officer
John Charles Maddux	President, Chief Operating Officer and Director
Lynn Beckemeyer	Executive Vice President – Development and Director
Andrew Murray	Chief Financial Officer
Fred Skaggs	Chief Accounting Officer
Todd Nielsen	General Counsel and Corporate Secretary
Miguel Enrique Echemendia	Chief Administrative Officer
John B. Hansen	Director
Philip S. Payne	Director
Richard Garcia Polanco	Director
Anthony A. Williams	Director

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Fourth Quarter 2008

Supplemental Financial Information

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Fourth Quarter 2008

Consolidated Balance Sheets
(in thousands)

	Dec. 31, 2008	Sep. 30, 2008	Jun. 30, 2008	Mar. 31, 2008	Dec. 31, 2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
ASSETS
Cash and cash equivalents	$4,460	$7,391	$8,284	$12,347	$3,030
Restricted cash	27,220	37,563	9,288	7,299	7,104
Accounts receivable	1,246	1,973	2,123	2,152	2,610
Rental properties, net	297,809	356,060	284,593	305,149	306,096
Real estate held for development	347,946	423,977	488,281	469,278	461,789
Other assets, net	3,088	3,474	3,468	3,611	3,551
Total assets	$681,769	$830,438	$796,037	$799,836	$784,180

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$1,660	$2,950	$18,753	$19,465	$8,585
Accrued expenses and other liabilities	12,133	15,116	12,482	9,565	8,045
Notes payable secured by real estate	328,229	348,838	308,522	316,570	307,394
Deferred gain	-	-	9,044	-	-
Deferred taxes, net	-	38,026	36,594	37,371	41,101
Total liabilities	342,022	404,930	385,395	382,971	365,125

Commitments and contingencies	–	–	–	–	–

Minority interests	503	992	1,042	1,360	–

Common stock	881	881	867	867	858
Additional paid in capital	446,252	445,774	445,263	444,760	444,280
Affiliate notes receivable	–	–	(14,214)	(14,214)	(14,214)
Retained earnings (deficit)	(107,889)	(22,139)	(22,316)	(15,908)	(11,869)
Total stockholders' equity (deficit)	339,244	424,516	409,600	415,505	419,055
Total liabilities and stockholders' equity	$681,769	$830,438	$796,037	$799,836	$784,180

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Fourth Quarter 2008

Consolidated Statements of Operations
(unaudited and in thousands except per share data)

	Three Months Ended Dec. 31, 2008	Three Months Ended Sept. 30, 2008	Three Months Ended June 30, 2008	Three Months Ended Mar. 31, 2008	Three Months Ended Dec. 31, 2007
Revenues:
Rental income	$5,655	$5,617	$5,817	$5,620	$5,191
Management fees	76	67	69	73	72
Interest income	218	196	222	203	271
Other income	69	124	51	107	267
Total Revenues	6,018	6,004	6,159	6,003	5,801
Expenses:
Rental expense	4,905	3,536	3,459	3,391	2,879
Interest expense	4,286	2,788	2,139	2,232	2,425
Depreciation and amortization	2,108	2,050	1,457	1,476	1,552
Impairment on real estate assets	117,419	10,736	3,895	10,245	-
General and administrative	2,246	2,413	2,494	2,371	2,225
Total Expenses	130,964	21,523	13,444	19,715	9,081
Loss from continuing operations	(124,946)	(15,519)	(7,285)	(13,712)	(3,280)
Minority interests	489	(1)	29	(1,360)	-
Benefit for income taxes	47,426	-	778	3,729
(Loss) income from continuing operations	(77,031)	(15,520)	(6,478)	(11,343)	(3,280)
Discontinued operations
Income (loss) from discontinued operations	(307)	(7)	70	407	643
Gain (loss) on sale of real estate	(8,412)	15,704	-	6,897	-
Income (loss) from discontinued operations	(8,719)	15,697	70	7,304	643
Net income (loss)	$(85,750)	$177	$(6,408)	$(4,039)	$(2,637)
Basic income (loss) per share	(0.98)	0.00	(0.07)	(0.05)	(0.03)
Diluted income (loss) per share	(0.98)	0.00	(0.07)	(0.05)	(0.03)
Weighted average common shares outstanding - basic	87,852,200	86,931,457	86,422,172	85,746,786	85,478,164
Weighted average common shares outstanding - diluted	87,852,200	88,031,465	86,422,172	85,746,786	85,478,164

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Fourth Quarter 2008

Capital Structure/Market Capitalization
(in thousands)

Debt		Principal Balance
		December 31, 2008

Fixed Rate Mortgage Notes		$138,904
Variable Rate Mortgage Notes		189,325
Total Consolidated Debt		328,229

Equity

	Shares & Units Outstanding	Market Value (1)

Common Stock	88,077	$109,215

Operating Partnership Units	868	1,076

Total Common Equity	88,945	110,292

Total Market Capitalization		$438,521
        __________
       (1)  Value based on the NASDAQ closing price of $1.24 per share of common stock on December 31, 2008.

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Fourth Quarter 2008

Debt Summary
(in thousands)

Fixed Rate Mortgage Notes			Balance at
Project Name	Interest Rate	Maturity Date	December 31, 2008
Seventh Street Produce Market/Alameda Square (6)	6.75%	February 28,2009(1)	$48,946
717 W Ninth Street(2)	12.0%	January 31, 2010	42,000	(2)
Crown Commerce Center(6)	7.48%	September 5, 2011	10,182
Seventh Street Produce Market/Alameda Square(6)	8.00%	February 28, 2009(1)	9,861
Washington Cold Storage(6)	6.93%	April 13, 2016	9,555
2131 Humboldt Street(6)	6.50%	January 1, 2011	7,000
420 Boyd Street(6)	7.49%	June 15, 2012	5,950
1500 Griffith Avenue(6)	7.00%	January 24, 2013	3,000
905 E. 8th Street(6)	7.50%	January 15, 2009(3)	1,950
500 Mateo Street(6)	7.00%	March 1, 2011	460
Total Fixed Rate Mortgage Notes			$138,904

Variable Rate Mortgage Notes(4)
Union Lofts Mini Permanent Loan(6)	1-Month LIBOR plus 1.65%	March 1, 2009(1)	$28,108
Meruelo Wall Street(6)	Prime plus 2.0%	November 5, 2011	20,878
South Park Towers(5) (6)	Prime	July 14, 2009	20,000
Sky Arc(6)	Prime plus 2.0%	June 15, 2009	17,000
Southern California Institute of Architecture(6)	Prime plus .25%	August 1, 2011	10,114
Barstow Produce Center Construction Loan(6)	Prime plus .75%	January 9, 2013	8,999
Ullman Tower One	Prime plus 1.0%	June 1, 2009	8,885
Pomona Park Village	Prime plus 7.0%	June 26, 2011	8,800
1875 W. Mission Blvd. (6)	6-Month LIBOR plus 6.25%	April 1, 2009	8,480
788 S. Alameda Street(6)	Prime plus .50%	April 1, 2013	7,165
Center Village(6)	Prime plus 1.0%	October 1, 2009	6,985
4th Street Center and 1500 Griffith Ave.(5) (6)	Prime plus 1.0%	August 1, 2009	6,397
Barstow Produce Center Construction Loan(6)	Prime plus 1.0%	January 9, 2010	6,190
Washington Produce Market(6)	Prime plus 0.5%	December 5, 2012	6,072
1919 Vineburn Avenue (6)	Prime plus 1.0%	July 1, 2009	5,473
620 Gladys Avenue(6)	Prime	October 1, 2009	5,383
Desmond Building(6)	Prime plus 1.0%	May 1, 2009	5,340
Meruelo Farms(6)	Prime	November 7, 2010	3,350
Santa Fe Plaza(6)	6-Month Treasury plus 2.875%	October 1, 2017	3,137
3rd & Omar	Prime plus .25%	August 15, 2010	2,569
Total Variable Rate Mortgage Notes			$189,325

GRAND TOTAL			$328,229
      __________
(1)	Loans matured and we have not repaid the principal balance. We are currently in negotiations with the lender.
(2)	Represents a construction loan that may be drawn up to $84.0 million. Five 6-month extensions are available at our option. As of January 28, 2009, the loan was drawn to $84.0 million.
(3)	The current lender has extended this loan for an additional one-year term.
(4)	At December 31, 2008, the Prime rate was 3.25%. The six-month LIBOR, the one-month LIBOR and the 6-month US Treasury rates in effect at December 31, 2008 were 1.75%, 0.44% and 0.27%.
(5)
A portion of the Southpark Towers project is collateral for up to $4.2 million of the debt that also encumbers our 620 Gladys Avenue project.  Additionally, another portion of the Southpark Towers project is collateral for the debt that also encumbers our Sky Arc project.  Although the cross-collateralized debt encumbers more than one property, for convenience, it not reflected herein as debt for Southpark Towers, but only as debt for 620 Gladys Avenue and Sky Arc, respectively.

(6)	We did not make interest and any applicable principal payments on this loan for the months of February and March 2009.

In the first quarter of 2009, we did not make interest and principal payments on 26 out of 30 loans with total balances of $266.0 million for the months of February and March 2009.  As of March 11, 2009, we did not make $3.6 million in such interest and principal payments.  We are seeking loan workout agreements with four depository lenders on loans with total balances of $177.8 million.

Reconciliation of Net Income (Loss) to Earnings Before Interest, Taxes and Depreciation and Amortization (1)
(unaudited and in thousands)

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008	December 31, 2007
Reconciliation of net income (loss) to earnings before interest, taxes and depreciation and amortization (EBITDA):
Net income (loss), including discontinued operations	$(85,750)	$177	$(6,408)	$(4,039)	$(2,637)
Add: Interest expense	4,505	2,847	2,398	2,456	2,674
Depreciation and amortization	2,188	2,080	1,607	1,693	1,763
Benefit for income taxes	(47,426)	-	(778)	(3,729)	-
Minority interests	(489)	1	(29)	1,360	-
Impairment loss on real estate assets	117,419	10,736	3,895	10,245	-
EBITDA	$(9,553)	$15,841	$685	$7,986	$1,800

EBITDA	$(9,553)	$15,841	$685	$7,986	$1,800
Less: gain on sale of real estate	8,412	(15,704)	-	(6,897)	-
EBITDA before gain on sale of real estate	$(1,141)	$137	$685	$1,089	$1,800

   __________
(1)	For the definition and discussion of EBITDA, see page 14.

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Fourth Quarter 2008

Management Statements on Forward Looking Statements, Estimates and Non-GAAP Supplemental Measures

Disclaimer:

We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this supplemental information package to reflect new information, future events or otherwise.

Forward-Looking Statements:

This supplemental information package contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we include this statement for purposes of complying with these safe harbor provisions.

Forward-looking statements relate to estimates, expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us.

The majority of our projects are in various stages of development and redevelopment. The information concerning "Estimated Incidental Revenue per Year," "Estimated Square Feet," "Estimated Retail Square Feet," "Estimated Residential Square Feet” and “Estimated # Units Developed" represents our current redevelopment plans and expectations for such projects. Such information is necessarily forward-looking information subject to change.

Our beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, the status and performance of our projects may vary materially from those expressed in our forward-looking statements. For example, the actual redevelopment plan, the actual commencement, completion and costs of construction and the actual stabilization may vary. We can provide no assurance that any proposed development or redevelopment will occur as described below or on a timeframe or at costs consistent with our estimates.

You should carefully consider the risks and uncertainties before you make an investment decision with respect to our common stock, along with the following factors that could cause actual results to vary from our forward-looking statements:

•
the factors referenced in our Annual Report on Form 10-K for the year ended December 31, 2008, including those set forth under the sections captioned “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”

•	availability, terms and deployment of capital;

•	lack of debt or equity financing, the possible acceleration of defaulted debt and the general volatility of the capital markets;

•	the possibility that the Company may file for bankruptcy protection or that an involuntary petition for bankruptcy may be filed against the Company or its subsidiaries;

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Fourth Quarter 2008

Management Statements on Forward Looking Statements, Estimates and Non-GAAP Supplemental Measures

•	changes in our business and investment strategy;

•	availability of qualified personnel;

•	perception of the commercial and residential subsegments of the real estate industry;

•	changes in supply and demand dynamics within the commercial and residential subsegments of the real estate industry;

•	availability of purchasers of our projects;

•	change in costs associated with development or redevelopment and repositioning of projects;

•	changes in interest rates;

•	changes in applicable laws and regulations (including land use entitlement processes);

•	changes in political climates that may affect our proposed development and redevelopment projects;

•	state of the general economy and the greater Los Angeles economy in which our projects are located;

•	a taking of any of our rental properties or development projects by eminent domain; and

•	the degree and nature of our competition.

    You should not place undue reliance on our forward-looking statements, which apply only as of the date of this supplemental information package.

Non-GAAP Supplemental Measures:

We believe that earnings before interest, income taxes, depreciation and amortization, or EBITDA, is a useful supplemental performance measure. Management uses EBITDA as an indicator of our ability to incur and service debt. We believe EBITDA is an appropriate supplemental measure for such purposes, because the amounts spent on interest are, by definition, available to pay interest, income tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up, and depreciation and amortization are non-cash charges. In addition, we believe EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of real estate companies. However, because EBITDA is calculated before recurring cash charges including interest expense and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of our business, its utility as a measure of our liquidity is limited. Accordingly, EBITDA should not be considered an alternative to cash flows from operating activities (computed in accordance with GAAP) as a measure of our liquidity. EBITDA should not be considered as an alternative to net income as an indicator of our operating performance. Other companies may calculate EBITDA differently than we do; accordingly, our EBITDA may not be comparable to such other companies’ EBITDA. EBITDA is not a replacement for, and should be read in connection with, our financial statements filed in our Annual Report on Form 10-K for the year ended December 31, 2008.

Portfolio Data

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Fourth Quarter 2008

Portfolio Overview – Rental Projects

						Leased % and In-Place Rents
Project	# of Projects	Los Angeles District	Type of Temporary Operations	Land Square Feet	Net Rentable Square Feet	% Leased	Total Annualized Rents (1)	Annualized Rent $/RSF (2)
Commercial Projects
788 S. Alameda	1	Wholesale Produce	N/A	96,703	33,984	75.0%	$ 1,017,195	$ 39.91
Washington Cold Storage	1	Wholesale Produce	N/A	118,916	59,000	100.0%	1,320,000	22.37
500 Mateo Street	1	Arts	N/A	30,492	12,938	100.0%	122,400	9.46
Meruelo Wall Street	1	Fashion	N/A	90,169	98,245	94.9%	1,924,044	20.63
Washington at Central	1	Southeast Industrial	N/A	4,398	5,479	78.1%	52,284	12.22
Southern California Institute of Architects	1	Arts	N/A	113,256	81,741	100.0%	1,212,000	14.83
Washington Produce Market	1	Wholesale Produce	N/A	117,176	31,876	79.3%	510,285	20.19
905 E. 8th Street	1	Electronics	N/A	40,859	28,200	40.4%	129,600	11.37
3rd and Omar Street	1	Little Tokyo	N/A	21,083	23,297	29.1%	117,360	17.31
1919 Vineburn Avenue	1	North Downtown Industrial	N/A	252,010	122,345	100.0%	506,520	4.14
1500 Griffith Avenue	1	Fashion	N/A	86,087	50,058	100.0%	448,217	8.95
4th Street Center	1	Arts	N/A	56,600	14,472	53.2%	98,400	12.79
Seventh Street Produce Market	1	Wholesale Produce	Wholesale produce market	482,209	122,120	60.1%	3,307,974	45.07
Alameda Square	1	Wholesale Produce	Commercial	880,783	1,463,696	60.9%	3,613,212	4.05
620 Gladys Avenue	1	Wholesale Seafood	Wholesale distribution	125,123	57,354	55.9%	332,182	10.37
1000 E. Cesar Chavez	1	North Downtown Industrial	Multi tenant commercial	71,787	50,373	16.8%	58,200	6.86
306 North Avenue 21 (3)	1	North Downtown Industrial	Multi tenant commercial	49,675	80,712	56.9%	164,400	3.58
Crown Commerce Center	1	Southeast Industrial	Multi-tenant commercial	367,155	301,491	93.9%	1,877,955	6.64
420 Boyd Street	1	Little Tokyo	Office and retail	27,835	47,806	61.8%	370,529	12.53
230 W. Ave 26th	1	North Downtown Industrial	Multi tenant commercial	78,913	67,671	57.2%	287,412	7.42
5707 S. Alameda	1	South Downtown Industrial	Single tenant commercial	84,523	55,729	55.7%	109,977	3.55
Santa Fe Plaza	1	South Downtown Industrial	Multi-tenant commercial	51,860	16,000	0.0%	-	-
1211 E. Washington Blvd.	1	South Downtown Industrial	Multi-tenant commercial	86,686	108,000	84.5%	447,072	4.90
Barstow Produce Center	1	Barstow, California	Single-tenant commercial	3,253,061	261,750	1.9%	24,000	4.80
Total Commercial Projects	24			6,587,359	3,194,337	63.6%	$ 18,051,218	$ 8.89

Residential Projects
American Apartments	1	Arts	N/A	6,011	13,550	97.8%	$ 314,377	$ 23.73
Union Lofts(5)	1	Jewelry	N/A	12,741	81,609	35.4%(5)	854,918	29.62
Southpark Tower - Phase 2 - J Restaurant	See Note (4)	Southpark	Restaurant and parking	36,125	11,829	100.0%	438,624	37.08
Center Village	1	Arts	Cold storage and commercial	228,706	176,628	100.0%	763,440	4.32
Pomona West	1	Pomona, California	Commercial and office flex	638,154	242,042	0.0%	-	-
Total Residential Projects	4			921,737	525,658	43.9%	$ 2,371,359	$ 10.28

Total Rental Project Portfolio	28			7,509,096	3,719,995	60.8%	$ 20,422,577	$ 9.03
    __________
(1)	Annualized rent represents the annualized monthly contractual rent under existing leases as of December 31, 2008.
(2)	Annualized rent per rentable square foot represents annualized rent as computed above, divided by the total square footage under lease as of the same date.
(3)	This parcel is part of a larger project that will be redeveloped as part of the 2131 Humboldt Street project discussed in the "Development Pipeline."
(4)	This parcel is part of a larger project that will be redeveloped as part of the Southpark Tower project discussed in the "Development Pipeline."
(5)	As of March 10, 2009, we have leased 46 out of 92 apartments (50.0%).

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Fourth Quarter 2008

Development Pipeline

Project	# of Projects	Location	Type of Incidental Revenue Earned	Land Square Feet	Building Square Feet	Estimated Incidental Revenue per Year
Residential Projects
Southpark Towers (1)	1	Southpark	Commercial parking lot	92,712	-	$ 342,000
Desmond Building	1	Southpark	Wholesale distribution	29,380	78,500	196,000
Sky Arc	1	Arts District	Student and faculty parking and intermittent filming	342,817	-	157,000
Olive Street Tower	1	Southpark	Commercial parking lot and garage	80,430	-	204,000
TransAmerica Lofts	1	Southpark	Commercial parking lot	46,300	-	60,000
717 W. 9th Street	1	Financial District	Signage	29,684	252,000	36,000
Chinatown Tower	1	Chinatown	N/A	213,880	-	-
Total Residential Projects	7			835,203	330,500	$ 995,000

Suspended Construction Projects (2)
Ullman Tower One	1	Southpark	Commercial parking lot	64,128	-	$ 365,000
Ullman Tower Two	1	Southpark	Commercial parking lot	38,872	-	180,000
2131 Humboldt Street	See Note (3)	North Downtown Industrial District	Small tenant commercial	263,215	29,490	144,000
Meruelo Baldwin Park	1	Baldwin Park, California	Small tenant commercial and residential	273,096	-	55,000
Pomona East (4)	1	Pomona, California	Small tenant commercial	1,205,305	-	-
1828 Oak Street (5)	1	South Downtown Industrial District	N/A	-	-	-
Camfield Retail Center	1	Commerce, California	N/A	165,599	-	-
Ceres Street Produce Center	1	Wholesale Produce District	N/A	17,280	-	-
Vignes Village	1	Chinatown	N/A	172,933	-	-
San Fernando Court	1	Sylmar, Los Angeles, California	N/A	228,195	-	-
Citrus Gardens	1	Covina, California	N/A	105,156	-	-
Covina Gardens	1	Covina, California	N/A	37,500	-	-
Musica Latina Building	1	Center City West	N/A	14,000	-	-
Total Suspended Construction Projects	12			2,585,279	29,490	$ 744,000

Total Development Pipeline	19			3,420,482	359,990	$ 1,739,000
    __________
(1)
In connection with our purchase of a portion of the Southpark Towers project, we agreed to construct a parking structure containing parking spaces for the benefit of an adjacent project not owned by us.  We have not yet commenced construction of this structure.  Per the terms of the agreement, monetary damages may apply for each day after July 1, 2008 that construction is not complete, subject to certain conditions.  Additionally, the seller of such portion or its assignee may have rights to reclaim such portion of the project, subject to the debt thereon, if construction of the parking structure has not commenced by October 1, 2008, subject to certain conditions.  We are currently providing this portion of the Southpark Towers project as temporary surface parking for the adjacent project not owned by us until such time that the parking structure is completed.

(2)
Because of the difficulty of obtaining construction financing and to preserve cash flow in this challenging economic environment, we suspended development of these projects on October 1, 2008. We likewise stopped capitalizing costs as of this date. We have continued to group these assets as real estate held for development on the balance sheet. On the statement of operations, we group incidental revenue as either rental income or other income. We also grouped expenses such as interest costs, property taxes and in-house development costs as interest expense, operating expenses or general and administrative expenses on the statement of operations. We will continue to expense our costs until we renew our efforts to develop these projects.

(3)	Project is currently considered a portion of the 306 N. Avenue 21 project and is counted as a rental project.
(4)	This project will be developed as part of Pomona Park Village Phase I.
(5)	We do not own this project, but have the option to purchase it from an unrelated third party. As of February 2009, we terminated that option.

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Fourth Quarter 2008

Rental Project Portfolio Leasing Activity

	Rental Project Portfolio
Reconciliation of Commercial Leased Square Feet	Square Feet	% Leased

Leased Square Feet as of September 30, 2008	2,440,464	60.5%
Project Sold: Overland Terminal	(182,740)
Project Sold: 816 Stanford (portion of 905 E 8th Street)	(3,800)
Remeasurement	(3,760)
Revised Leased Square Feet as of September 30, 2008	2,250,164	60.5%
Expirations	(35,711)	-1.0%
New Leases	46,543	1.3%
Lease Square Feet as of December 31, 2008	2,260,996	60.8%

Weighted Average Lease Term - New (in months)		6

	Revenue ($)	% Change
Cash Rent Growth
Annualized Lease Revenue as of December 31, 2008	$20,422,577
Annualized Lease Revenue as of September 30, 2008 (1)	20,131,571
Increase (Decrease)	$291,006	1.4%

	Revenue ($)	% Change
GAAP Rent Growth (2)
Annualized Lease Revenue as of December 31, 2008	$20,531,546
Annualized Lease Revenue as of September 30, 2008 (1)	20,250,820
Increase (Decrease)	$280,726	1.4%

   __________
(1)	For comparative purposes, our project at 816 Stanford was excluded from the prior quarter.
(2)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Fourth Quarter 2008

Acquisition and Disposition Activity

Project Acquisitions	Type	Existing Project(s)	Date Acquired / Sold	Net Rentable Area (Square Feet )	Sales Price per Building SF	Total Price (in thousands)
Rental Projects
Overland Terminal	Rental	N/A	9/3/2008	309,340		$16,950

Development Projects
9901 Alameda	Development	N/A	3/31/2008	152,900		24,400
Total Project Acquisitions				462,240		$41,350

Project Dispositions
Rental Projects
2000 San Fernando Road (1)	Rental	N/A	8/15/2008	119,381	$293.18	$35,000
1800 E. Washington Blvd.	Rental	N/A	9/12/2008	108,744	130.58	14,200
Overland Terminal	Rental	N/A	11/14/2008	309,340	63.69	19,702
Total Rental Projects				537,465	$129.20	$68,902

Development Projects
9901 Alameda	Development	N/A	3/31/2008	152,900	$204.05	$31,200
801 E 7th Street	Development	N/A	11/21/2008	136,070	69.82	9,500
816 Stanford(2)	Development	905 E. 8th Street	11/7/2008	3,597	278.01	1,000
Total Development Projects				292,567	$142.53	$41,700
Total Project Dispositions				830,032	$133.25	$110,602
    __________
1)
    We originally sold this project during the quarter ended June 30, 2008 for $28.7 million.  We retained an option to resell this project to another buyer which we did during the third quarter 2008 and as a result, we received an additional $5.0 million in net proceeds.

           2)      Represents a separate building as part of the 905 E. 8th Street project.

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Fourth Quarter 2008

Commercial Project Stabilization

	Project	Los Angeles District/Location	Project Status	Estimated Square Feet
1	500 Mateo Street	Arts	Stabilized	12,938
2	Meruelo Wall Street	Fashion	Stabilized	98,245
3	S CA Institute of Architects	Arts	Stabilized	81,741
4	1919 Vineburn Avenue	N. Downtown Industrial	Stabilized	122,345
5	1500 Griffith Avenue	Fashion	Stabilized	50,058
6	788 S Alameda	Wholesale Produce	Stabilized	33,984
7	Washington Cold Storage	Wholesale Produce	Stabilized	59,000
8	Crown Commerce Center	Southeast Industrial	Stabilized	301,491
9	1211 E Washington Blvd	S. Downtown Industrial	Stabilized	108,000
10	4th Street Center	Arts	Lease up	14,472
11	420 Boyd Street	Little Tokyo	Lease up	47,806
12	1000 E Cesar Chavez	N. Downtown Industrial	Lease up	50,373
13	Washington at Central	Southeast Industrial	Lease up	5,479
14	Washington Produce Market	Wholesale Produce	Lease up	31,876
15	905 E 8th Street	Electronics	Lease up	32,000
16	Santa Fe Plaza	Vernon, California	Lease up	15,000
17	Barstow Produce Center	Barstow, California	Lease up	261,750
18	3rd and Omar Street	Little Tokyo	Lease up	23,297
19	5707 S Alameda	S. Downtown Industrial	Lease up	55,729
20	620 Gladys Avenue	Wholesale Seafood	Lease up	91,893
21	230 W Ave 26th	N. Downtown Industrial	Lease up	67,971
22	Alameda Square	Wholesale Produce	Lease up	1,463,696
23	Seventh Street Produce Market	Wholesale Produce	Renovate	150,280
24	2131 Humboldt Street	N. Downtown Industrial	Suspended (1)	197,922
25	Meruelo Baldwin Park	Baldwin Park, California	Suspended (1)	107,150
26	1828 Oak Street	S. Downtown Industrial	Suspended (1)	-
27	Ceres Street Produce Center	Wholesale Produce	Suspended (1)	-
28	Musica Latina Building	Center City West	Suspended (1)	-
29	Camfield Retail Center	Commerce, California	Suspended (1)	-
	Total Commercial Projects			3,484,496

     __________
(1)
Because of the difficulty of obtaining construction financing and to preserve cash flow in this challenging economic environment, we suspended development of these projects on October 1, 2008. We likewise stopped capitalizing costs as of this date. We have continued to group these assets as real estate held for development on the balance sheet. On the statement of operations, we group incidental revenue as either rental income or other income. We also grouped expenses such as interest costs, property taxes and in-house development costs as interest expense, operating expenses or general and administrative expenses on the statement of operations. We will continue to expense our costs until we renew our efforts to develop these projects.

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Fourth Quarter 2008

Residential Project Development

	Project	Los Angeles District/Location	Project Status	Estimated Retail Square Feet	Estimated Residential Square Feet	Estimated # Units Developed
1	American Apartments	Arts	Stabilized	4,700	8,850	54
2	Union Lofts	Historical Core	Lease up	11,000	81,609	92
3	717 W 9th Street	Southpark	Under construction	6,800	252,092	214
4	1150 S Grand Avenue	Southpark	Predevelopment	17,500	373,252	374
5	1230 S Olive Street	Southpark	Predevelopment	20,000	427,572	436
	1100 S Olive Street	Southpark	Predevelopment	13,500	254,240	280
6	1050 S Hope Street (1)	Southpark	Predevelopment	13,500	143,464	158
7	SkyArc Phase I	Arts	Predevelopment	15,000	176,172	212
	SkyArc Phase II	Arts	Predevelopment	-	176,172	212
	SkyArc Phase III	Arts	Predevelopment	-	176,172	211
8	Chinatown Tower Phase I	Chinatown	Predevelopment	15,000	189,912	246
	Chinatown Tower Phase II	Chinatown	Predevelopment	15,000	189,912	246
	Chinatown Tower Phase III	Chinatown	Predevelopment	15,000	189,912	246
	Chinatown Tower Phase IV	Chinatown	Predevelopment	15,000	189,912	246
	Chinatown Tower Phase V	Chinatown	Predevelopment	15,000	189,912	246
9	Center Village Phase I	Arts	Predevelopment	15,000	182,816	232
	Center Village Phase II	Arts	Predevelopment	15,000	182,816	232
10	Citrus Gardens	Covina, California	Suspended(2)	-	75,348	52
11	Covina Gardens	Covina, California	Suspended(2)	-	71,856	72
12	San Fernando Court	Sylmar, California	Suspended(2)	17,400	250,458	247
13	336 W 11th Street	Southpark	Suspended(2)	13,500	192,496	212
14	Ullman Tower One	Southpark	Suspended(2)	30,000	319,464	348
15	Ullman Tower Two	Historical Core	Suspended(2)	6,500	211,820	238
16	Vignes Village Phase I	Chinatown	Suspended(2)	15,000	192,864	224
	Vignes Village Phase II	Chinatown	Suspended(2)	15,000	192,864	224
	Vignes Village Phase III	Chinatown	Suspended(2)	15,000	192,864	224
	Vignes Village Phase IV	Chinatown	Suspended(2)	15,000	192,864	224
17&18	Pomona Park Village Phase I	Pomona, California	Suspended(2)	155,000	272,400	300
	Pomona Park Village Phase II	Pomona, California	Suspended(2)	-	272,400	300
	Pomona Park Village Phase III	Pomona, California	Suspended(2)	-	272,400	300
	Pomona Park Village Phase IV	Pomona, California	Suspended(2)	-	272,400	300
	Pomona Park Village Phase V	Pomona, California	Suspended(2)	-	272,400	300
	Total Residential Development			489,400	6,639,685	7,502
(1)	Retail square footage includes 8,400 square feet of office space.
(2)
Because of the difficulty of obtaining construction financing and to preserve cash flow in this challenging economic environment, we suspended development of these projects on October 1, 2008. We likewise stopped capitalizing costs as of this date. We have continued to group these assets as real estate held for development on the balance sheet. On the statement of operations, we group incidental revenue as either rental income or other income. We also grouped expenses such as interest costs, property taxes and in-house development costs as interest expense, operating expenses or general and administrative expenses on the statement of operations. We will continue to expense our costs until we renew our efforts to develop these projects.